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                                             As filed pursuant to Rule 424(b)(3)
                                             under the Securities Act of 1933
                                             Registration No. 333-39158

                     FIRST SUNAMERICA LIFE INSURANCE COMPANY

                          FS VARIABLE SEPARATE ACCOUNT
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           SUPPLEMENT TO THE WM DIVERSIFIED STRATEGIES III PROSPECTUS
                                DATED MAY 1, 2003

THE WM REIT FUND WILL BE AVAILABLE FOR INVESTMENT ON OR ABOUT OCTOBER 1, 2003.

THE FOLLOWING REPLACES THE FOOTNOTE TO THE WM REIT FUND IN THE INVESTMENT OPTIONS SECTION OF THE PROSPECTUS:

      *This Variable Portfolio will be available for investment on or about October 1, 2003.














Date: June 9, 2003

                Please keep this Supplement with your Prospectus.